SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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SEQUENOM, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEQUENOM, INC.

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2003

To the Stockholders of Sequenom, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sequenom, Inc., a Delaware corporation (the “Company”), will be held on Friday, May 30, 2003 at 10:00 a.m. PDT at the offices of the Company located at 3595 John Hopkins Court, San Diego, California 92121 for the following purposes:

1.	To elect three directors to hold office until the 2006 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

The Board of Directors has fixed the close of business on April 8, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

BYORDER OF THE BOARD OF DIRECTORS

Stephen L. Zaniboni Chief Financial Officer and Secretary

San Diego, California

April 23, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING OR YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SEQUENOM, INC.

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 30, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors of Sequenom, Inc., a Delaware corporation (the “Company”), is soliciting proxies from all of the Company’s stockholders for use at the Annual Meeting of Stockholders to be held on May 30, 2003 at 10:00 a.m. PDT (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3595 John Hopkins Court, San Diego, California 92121. The Company intends to mail this Proxy Statement and accompanying Proxy Card on or about April 23, 2003 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on April 8, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 8, 2003 the Company had outstanding and entitled to vote 39,448,382 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least 19,724,192 shares, a majority of the shares of Common Stock outstanding on April 8, 2003, are represented at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non–votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal despite voting on at least one other proposal for which it has discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

Voting by Telephone or via the Internet

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

For Shares Registered in Your Name

Stockholders of record may go to http://www.voteproxy.com to grant a proxy to vote their shares. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired.

Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-PROXIES and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their brokers, banks or other agents, rather than the Company’s Proxy Card.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 3595 John Hopkins Court, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s Proxy Statement and form of proxy for the Company’s 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (“SEC”) is December 25, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such Proxy Statement and proxy must also do so by December 25, 2003. Stockholders are advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. The Company’s Bylaws are available at the SEC’s website at http://www.sec.gov or from the Company upon written request to Investor Relations, Sequenom, Inc., 3595 John Hopkins Court, San Diego, California 92121.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting as nearly as possible of one-third of the total number of directors with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a two-thirds majority of the directors then in office. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

The Board of Directors is presently comprised of eight members. At the Annual Meeting, the term of office of the three current Class III Directors will expire. The Nominating Committee of the Board of Directors has nominated Drs. Cantor, Kisner and Lindsay for election to the Board as the members of Class III. Dr. Cantor is currently a Class III Director having been elected by the Board of Directors in May 2000. Drs. Kisner and Lindsay are not current members of the Board of Directors. Two of the current Class III Directors, Dr. Schühsler and Mr. Fitzgerald, were not nominated by the Nominating Committee for re-election to the Board of Directors. If elected at the Annual Meeting, each nominee would serve until the 2006 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating Committee may propose. The persons nominated for election have agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated, each person whose term of office as a director will continue after the Annual Meeting, and each person whose term of office as a director will expire at the Annual Meeting.

Class III Directors: Nominees for Election for a Three-year Term Expiring at the 2006 Annual Meeting

Charles R. Cantor, Ph.D.

Dr. Cantor, 60, joined the Company as Chief Scientific Officer and Chairman of the Scientific Advisory Board in August 1998. In May 2000, Dr. Cantor was elected to the Company’s Board of Directors. From 1992 until joining the Company, Dr. Cantor served as the chair of and as a professor in the Department of Biomedical Engineering and Director of the Center for Advanced Biotechnology at Boston University. Prior to that time, Dr. Cantor held positions at Columbia University and the University of California, Berkeley. He was also Director of the Human Genome Center of the Department of Energy at Lawrence Berkeley Laboratory. Dr. Cantor published the first textbook on genomics, The Science and Technology of the Human Genome Project, and remains active in the Human Genome Project through his membership in a number of the project’s advisory committees and review boards. He is a scientific advisor to 16 biotech and life science companies and two venture capital firms. He is also a member of the National Academy of Sciences. Dr. Cantor earned his Ph.D. from the University of California, Berkeley.

Daniel L. Kisner, M.D.

Dr. Kisner, 56, currently serves as Chairman of the Board of Directors of Avera Pharmaceuticals, Inc. and Chairman of the Board of Directors of Caliper Technologies Corp. Dr. Kisner served as Caliper’s President and Chief Executive Officer from 1999 to 2002 and has served as a Director since 1999. From 1994 to 1999, Dr. Kisner served as the President and Chief Operating Officer of Isis Pharmaceuticals, Inc. Prior to that time,

Dr. Kisner served as Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development for SmithKline Beckman Pharmaceuticals. He also held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Dr. Kisner holds a B.A. from Rutgers University and an M.D. from Georgetown University. Dr. Kisner also serves on the boards of directors of four privately held companies, including Amphora Discovery Corp.

Ronald M. Lindsay, Ph.D.

Dr. Lindsay, 55, has served as Vice President, Research and Development and Chief Science Officer of diaDexus Inc. since 2000. From 1998 through 2000, Dr. Lindsay served in various roles with Millenium Pharmaceuticals, Inc., including Senior Vice President, Biotherapeutics and Vice President, Preclinical Research and Development of its subsidiary Millennium Biotherapeutics Inc. From 1989 to 1997, Dr. Lindsay served in various roles with Regeneron Pharmaceuticals Inc., of which he was a founding scientist, holding the position of Vice President, Neurobiology. Dr. Lindsay holds a B.S. in Chemistry from the University of Glasgow and a Ph.D. in Biochemistry from the University of Calgary. Dr. Lindsay is the author of more than 150 scientific publications and holder of multiple patents.

The Board of Directors Recommends a Vote in Favor of Each Named Nominee.

Class I Directors: Directors Continuing in Office until the 2004 Annual Meeting

Harry F. Hixson, Jr., Ph.D.

Dr. Hixson, 64, joined the Board of Directors in January 2003. Dr. Hixson currently serves as the Chairman and Chief Executive Officer of Elitra Pharmaceuticals, a privately held biopharmaceutical company. He served as Amgen’s President and Chief Operating Officer and as a member of its Board of Directors from 1988 to 1991. During this period, Amgen developed two blockbuster therapeutic products, Epogen and Neupogen, which accounted for more than $3.5 billion in combined sales in 2002. Prior to Amgen, Dr. Hixson held various management positions with Abbott Laboratories, including Vice President, Diagnostic Products Business Group, and Vice President, Research and Development in the Diagnostics Division. Dr. Hixson currently serves as a director of Discovery Partners International, Inc. He has been involved with the start-up of several biopharmaceutical companies, including Neurocrine Biosciences and Signal Pharmaceuticals, now part of Celgene. Dr. Hixson holds a Ph.D. in Physical Biochemistry from Purdue University and an MBA from the University of Chicago.

Antonius Schuh, Ph.D.

Dr. Schuh, 39, was appointed President and Chief Executive Officer and elected a director in May 2000. Dr. Schuh joined the Company’s German subsidiary as Managing Director in December 1996. He became Executive Vice President, Business Development and Marketing in 1998 when he moved to the Company’s headquarters in San Diego. From 1993 until joining the Company, Dr. Schuh was with Helm AG, an international pharma/chemical trading and distribution corporation, where he established and headed the Pharma Business Development Group and the associated technical and regulatory affairs department. Prior to that, from 1992 to 1993, he was with Fisons Pharmaceuticals. Dr. Schuh earned his Ph.D. in pharmaceutical chemistry from the University of Bonn.

Kris Venkat, Ph.D.

Dr. Venkat, 56, joined the Board of Directors in February 2001. Dr. Venkat currently serves as Chairman and Chief Executive Officer of Sundari Enterprises, Inc. From 1992 to 2000, he served as Chairman and Chief Executive Officer of Phyton Inc. He also served as Chairman and Managing Director of Phyton GmbH in Germany from 1993 to 2000. Prior to joining Phyton Inc., Dr. Venkat served as President and Chief Executive Officer of Genmap, Inc. and held various positions at H.J. Heinz Company and Merck & Co. Dr. Venkat has participated as a founder, board member and advisor in a number of high technology start-up companies. He currently serves as Chairman of Morphochem Inc., Automated Cell, Inc., Provid Pharmaceuticals Inc., Indus Biotech Limited, Juelich Enzyme Products GmbH and Accentua Pharma AG, as Vice Chairman of Transvivo, Inc. and as a director of Celsion Corp., Genomics USA, Inc., and Strand Genomics Limited. Dr. Venkat was an advisor to the government of India on biotechnology development from 1988 to 1997 and since 1979 has been a visiting Professor of Biochemical Engineering at Rutgers University. He has held various faculty positions at other major universities. Dr. Venkat earned his Ph.D. in chemical and biochemical engineering from Rutgers University.

Class II Directors: Directors Continuing in Office until the 2005 Annual Meeting

Ernst-Günter Afting, Ph.D., M.D.

Dr. Afting, 60, has served as a director of the Company since 1996. Since 1995, Dr. Afting has served as President of the National Research Center for Environment and Health, GSF, a governmental science research center in Munich. From 1993 to 1995, he served as President and Chief Executive Officer of Roussel UCLAF, Paris. He also headed the Pharmaceutical Division of Hoechst Group and was Chairman of the Divisional Pharmaceutical Board of Hoechst. He was a member of the advisory committee on Science and Technology to Chancellor Kohl from 1996 to 1997 and since 1996 has been a member of the German National Advisory Committee on Health Research to the State Secretaries of Science, Technology and Health. Dr. Afting has been a member of the medical faculty at the University of Goettingen since 1985. Dr. Afting currently serves as a director of Medigene AG and Titan Pharmaceuticals, Inc. He earned a Ph.D. in Chemistry and an M.D. from the University of Freiburg/Breisgau.

John E. Lucas

Mr. Lucas, 71, has served as a director of the Company since 1998. From 1999 to 2001, Mr. Lucas served as Chairman and Chief Executive Officer of EpiCept Corporation, which develops topical pain control products. He also served as an industry advisor to TVM Techno Venture Management from 1996 to 2003. From 1994 to 1996, he was founder, President and Chief Executive Officer of American Scientific Resources, Inc. From 1991 to 1994, he was of President, Chief Executive Officer and Chairman at Oxigene, Inc. and from 1963 to 1991 he held similar positions at Luconex, Mast ImmunoSystems, Xoma, Millipore Ventures, Chemetrics and Oxford Laboratories. Mr. Lucas earned an MBA from Harvard University.

Directors Whose Term of Office Expires at the Annual Meeting

Michael Fitzgerald

Mr. Fitzgerald, 44, has served as a director of the Company since September 2001. Mr. Fitzgerald was co-founder and Chairman of Gemini Genomics plc prior to its acquisition by the Company in September 2001. Since 1987, Mr. Fitzgerald has served as a consultant to and director of a number of companies, including Roxro Pharmaceutical, Inc. and Medcenter Holdings Inc. Mr. Fitzgerald is also the principal of Cloverleaf Holdings Limited, which provides advice on international banking and corporate legal services to clients in Australia, the United States and the United Kingdom.

Helmut Schühsler, Ph.D.

Dr. Schühsler, 44, has served as the Chairman of the Board of Directors since 1996. Since 1998, Dr. Schühsler has served as a managing partner at TVM Techno Venture Management, a German and U.S. venture capital firm. He is currently a member of the board of directors of several biotechnology and instrumentation companies, including Medigene AG and GPC Biotech. Dr. Schühsler earned a Ph.D. in the Social and Economic Sciences from the University of Economics in Vienna.

Board Committees and Meetings

During 2002, the Board of Directors held six meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee meets with the Company’s independent auditors to review the results of the annual audit and discuss the financial statements; reviews the Company’s quarterly financial results and meets with the independent auditors to review and discuss quarterly financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; and receives and considers the independent auditors’ comments as to internal controls, adequacy of staff and management performance and procedures in connection with the audit and financial reporting. The Audit Committee is currently comprised of three directors: Dr. Afting, Mr. Lucas and Dr. Schühsler. The members of the Company’s Audit Committee are independent as defined in Rule 4200(a)(14) of the NASD listing standards. The Audit Committee met six times during 2002. The Board of Directors has adopted a written charter for the Audit Committee.

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently comprised of three directors: Dr. Schühsler, Mr. Lucas and Dr. Venkat. The Compensation Committee met four times during 2002. The Board of Directors has adopted a written charter for the Compensation Committee.

The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of three directors: Dr. Afting, Mr. Lucas and Dr. Schühsler. The Nominating Committee did not meet during 2002. It has met three times since January 1, 2003.

During 2002, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee of the Board of Directors is currently comprised of Dr. Afting, Mr. Lucas, and Dr. Schühsler. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes. The independent accountants understand that they are accountable to the Committee, not the Company’s management.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent accountants, including whether there were any off-balance sheet financing transactions or any transactions with related parties. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Based on the Committee’s discussion with management and the independent accountants and the Committee’s review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Audit Committee

John E. Lucas, Chairman

Dr. Ernst-Günter Afting

Dr. Helmut Schühsler

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether made before or after the date of this Proxy Statement and without regard to any general incorporation language therein.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Compensation Committee of the Board of Directors is currently comprised of Mr. Lucas, Dr. Schühsler and Dr. Venkat. The Committee is responsible for establishing the Company’s compensation programs for all employees, including executives. The Committee annually evaluates the performance and determines the compensation of the Chief Executive Officer and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance and comparisons with other biotechnology companies. The Chief Executive Officer and the other executive officers were not present during the discussion of their compensation.

Compensation Philosophy

The primary goal of the compensation program is to align compensation with business objectives and performance. The Company’s aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and creation of stockholder value, the Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards, with a bias toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets. Key elements of this philosophy are:

•	The Company pays competitively with other biotechnology companies with which the Company competes for talent.

•	The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

Base Salary

The Committee annually reviews each executive officer’s base salary. Among the factors taken into consideration are individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge of the industry, and competitive pay practices. Consistent with this policy, the Committee considered the 2002 base salary for all executive officers.

Bonus

The Committee believes that executive performance may be maximized via a system of annual incentive awards. The actual incentive awards earned depend on the extent to which the Company and individual performance objectives are achieved. During each fiscal year, the Committee reviews and approves the annual performance objectives for the Company and the individual officers. The Company objectives typically consist of specific operating, strategic and financial goals that are considered to be critical to the Company’s overall goal: building stockholder value. During fiscal 2001, the Compensation Committee determined that the primary goals in building stockholder value for the 12 months ending June 30, 2002 were:

•	Achieving the Company’s revenue goal;

•	Entering into significant collaboration agreements with leading pharmaceutical/life science companies;

(1)	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this Proxy Statement and without regard to any general incorporation language therein.

•	Completion of the screening of all human genes in a healthy population to determine the subset of genes with a strong association to morbidity; and

•	Establishment of a SNP portal including all assays developed by the Company that are available for sale to MassARRAY™ system customers.

In 2002, the Committee set target discretionary bonuses for Mr. Zaniboni and Dr. Cantor of up to 75% of their base salaries, and target discretionary bonuses for Dr. Braun and Mr. Foit of up to 50% of their base salaries. The Committee set actual bonuses for each executive officer based on the Company’s achievement of its goals and the Committee’s subjective evaluation of the individual’s performance. In the past several years, based upon the Company’s degree of achievement of then specified corporate goals, the Company has consistently paid bonuses to executive officers.

Long Term Incentives

The Company’s long-term incentive program consists of equity incentives granted under the Company’s stock plans. The plans utilize vesting periods, generally four years, to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the plans generally is 100% of fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Company’s Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the biotechnology industry and the Company’s philosophy of significantly linking executive compensation with stockholder interests.

In 2002, the Company issued certain of its executive officers stock options with accelerated vesting provisions. The options vest in equal monthly installments over a period of four years or earlier based on the Company’s achievement of its primary goals for building stockholder value for the 12 months ending June 30, 2003 (the “Current Primary Goals”), which the Committee determined were:

•	Achieving the Company’s revenue goal;

•	Entering into significant collaboration agreements with leading pharmaceutical/life science companies;

•	Initiation of a functional validation program for the top diagnostic markers and potential drug targets; and

•	Launching key products that expand applications on and configurations of the MassARRAY system for broader market appeal.

Option Exchange Program

In November 2001, the Company initiated a voluntary stock option exchange program for its employees, officers and board members. As a result of a decline in the price of the Company’s Common Stock during 2001, the exercise prices associated with the majority of the Company’s outstanding stock options were higher than the market price of the Common Stock. The Board of Directors determined that these options were not attractive or effective as an incentive to retain and motivate employees and were unlikely to be exercised. By offering employees, officers and board members the opportunity to exchange certain of their stock options, the Company intended to provide its employees with the benefit of holding stock options that over time may have a greater potential to increase in value, and thereby create better incentives for its employees to remain with the Company and to contribute to the attainment of its business and financial objectives and the creation of value for its stockholders.

Pursuant to the terms of the program, employees, officers and board members of the Company were offered the opportunity to exchange all outstanding options to purchase shares of Common Stock with an exercise price equal to or greater than $10.00 per share for replacement options to purchase shares of Common Stock. The replacement options were granted on May 31, 2002 at an exercise price equal to $4.89, the fair market value of the Common Stock on that date. Each replacement option issued was subject to the same vesting schedule and had the same vesting commencement date as the option that it replaced. The executive officers named in the Summary Compensation Table in this Proxy Statement exchanged an aggregate of 790,000 options pursuant to the program.

Chief Executive Officer Compensation

The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the Company’s Chief Executive Officer. Dr. Schuh’s salary is currently set at $400,000. Dr. Schuh’s base salary reflects the Committee’s subjective assessment of his performance, his skills in relation to other Chief Executive Officers in the Company’s industry, the Committee’s confidence in his ability to lead the Company’s continued development, and the Committee’s assessment of the Company’s performance.

In awarding stock options, the Committee considers the Chief Executive Officer’s performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted. Dr. Schuh was granted 200,000 stock options in 2002 (excluding 336,000 replacement options that were issued by the Company in May 2002 pursuant to the option exchange program). The options vest in equal monthly installments over a period of four years or earlier based on the Company’s achievement of its Current Primary Goals.

In 2002, the Committee set a target bonus for Dr. Schuh of up to 85% of his base salary. The Chief Executive Officer’s actual bonus is dependent on the Company’s achieving certain performance goals set by the Committee and the Committee’s subjective evaluation of his performance. Compared to other comparable biotechnology companies surveyed by the Company, the Chief Executive Officer’s base salary, stock options, and discretionary cash bonus are in the mid-range.

Certain Tax Considerations

Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The Board of Directors has not established a formal policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as “performance based compensation.”

Compensation Committee

Dr. Helmut Schühsler, Chairman

John E. Lucas

Dr. Kris Venkat

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003. The Board of Directors directed management to submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. The Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fees.    During 2002, the aggregate fees billed by Ernst & Young LLP for the audit of the Company’s financial statements and for the reviews of the Company’s interim financial statements was $272,864.

Financial Information Systems Design and Implementation Fees.    During 2002, Ernst & Young LLP did not bill any fees for information technology consulting services.

All Other Fees.    During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $472,418.

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP was compatible with maintaining the auditor’s independence.

The Board of Directors Recommends a Vote in Favor of Proposal 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Common Stock as of March 31, 2003 by: (i) each director; (ii) each person nominated to become a director; (iii) each of the executive officers named in the Summary Compensation Table; (iv) all executive officers and directors of the Company as a group; and (v) all those known by the Company to be beneficial owners of more than five percent of the Common Stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the 1934 Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). Shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date of the information provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Directors, Nominees and Executive Officers†
Helmut Schühsler, Ph.D.(2)(9)	701,135	1.8%
Antonius Schuh, Ph.D.(3)(9)	622,958	1.6%
Michael Fitzgerald(4)(9)	596,140	1.5%
Charles R. Cantor, Ph.D.(5)(9)	466,654	1.2%
Stephen L. Zaniboni(6)(9)	385,129	*
Andreas Braun, Ph.D., M.D.(7)(9)	320,031	*
Delbert F. Foit, Jr.(8)(9)	144,845	*
John E. Lucas(9)	80,685	*
Ernst-Günter Afting, Ph.D., M.D.(9)	75,800	*
Kris Venkat, Ph.D.(9)	32,885	*
Jay Lichter, Ph.D.(9)	28,125	*
Harry F. Hixson, Jr., Ph.D.	—	—
Daniel L. Kisner, M.D.	—	—
Ronald M. Lindsay, Ph.D.	—	—
All directors and executive officers as a group (13 persons)(9)	3,508,847	8.7%
Five Percent Stockholders
GeneLink Holdings, Ltd.(10)	2,220,972	5.6%

*	Less than one percent.
†	These beneficial owners can be reached at Sequenom, Inc., 3595 John Hopkins Court, San Diego, California 92121.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. To the Company’s knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Applicable percentages are based on 39,448,382 shares outstanding on March 31, 2003, adjusted as required by SEC rules.
(2)	Includes 614,103 shares held by entities affiliated with TVM Techno Venture Management GmbH (“TVM”). Dr. Schühsler is the managing partner of TVM and disclaims ownership of the shares beneficially held by the fund and its affiliates, except to the extent of his pecuniary interest therein.

(3)	Includes 256,000 shares of Common Stock held of record by trusts related to Dr. Schuh and beneficially owned by Dr. Schuh.
(4)	Includes 488,740 shares of Common Stock held of record by Cloverleaf Holdings Limited. Mr. Fitzgerald is the principal of Cloverleaf Holdings Limited and exercises sole investment power with respect to all shares of Common Stock held by the fund.
(5)	Includes 12,500 shares held of record by trusts related to Dr. Cantor and beneficially owned by Dr. Cantor.
(6)	Includes 257,338 shares of Common Stock held of record by trusts related to Mr. Zaniboni and beneficially owned by Mr. Zaniboni.
(7)	Includes 7,292 shares of Common Stock that are subject to the Company’s right to repurchase.
(8)	Includes 2,570 shares of Common Stock held of record by Mr. Foit’s wife and beneficially owned by Mr. Foit. Mr. Foit’s employment with the Company terminated in November 2002.
(9)	Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows: Dr. Schühsler, 15,000 shares; Dr. Schuh, 296,958 shares; Mr. Fitzgerald, 107,400 shares; Dr. Cantor, 103,438 shares; Mr. Zaniboni, 121,541 shares; Dr. Braun, 119,250 shares; Mr. Foit, 100,855 shares; Mr. Lucas, 15,000 shares; Dr. Afting, 15,000 shares; Dr. Venkat, 30,000 shares; Dr. Lichter, 28,125 shares; and all executive officers and directors as a group, 1,003,819 shares.
(10)	The address for Genelink Holdings, Ltd. is 19 Boulevard de Suisse, MC 98000 Monaco.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that an initial report of ownership was filed late by Richard Episcopo, the Company’s Executive Vice President of Operations.

EXECUTIVE COMPENSATION

Compensation of Directors

Non-employee directors receive annual cash compensation of $25,000 from the Company for their services as members of the Board and Board Committees. All directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board and Board Committee meetings in accordance with Company policy.

Each non-employee director of the Company receives stock option grants under the Company’s 1999 Stock Incentive Plan (the “1999 Plan”). Options granted under the 1999 Plan to non-employee directors are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code (the “Code”). Option grants to non-employee directors under the 1999 Plan are non-discretionary. Each director who is elected for the first time to be a non-employee director of the Company is automatically granted under the 1999 Plan an option to purchase 15,000 shares upon the date of initial election to the Board of Directors, whether by the Board or stockholders of the Company, provided the individual has not previously been employed as an employee by the Company or any parent or subsidiary corporation. These options may not be exercised until the date upon which such optionee has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to one-third of the option shares. The remaining option shares become exercisable in two equal annual installments upon the completion of each additional year of service as a non-employee board member. On the date of the annual meeting of stockholders each year, each member of the Company’s Board of Directors who is not an employee of the Company and has served as a non-employee director for at least six months is automatically granted under the 1999 Plan an option to purchase 15,000 shares of Common Stock. These options become fully exercisable upon the optionee’s completion of one year of continuous service as a non-employee director, measured from the grant date. The exercise price of options granted to non-employee directors under the 1999 Plan is 100% of the fair market value of the Common Stock on the date of the option grant. The term of the options granted to non-employee directors under the 1999 Plan is ten years. The 1999 Plan will terminate on November 6, 2009, unless earlier terminated by the Board. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company in which the Company is not the acquirer and the successor corporation does not assume the option, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

Compensation of Executive Officers

The following table shows for the fiscal years ended December 31, 2000, 2001 and 2002, compensation awarded or paid to or earned by the Company’s Chief Executive Officer, its other four most highly compensated executive officers at December 31, 2002 and one former executive officer who departed from the Company during fiscal year 2002 (the “Named Executive Officers”).

In accordance with SEC rules, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of the Company’s salaried employees and certain perquisites and other personal benefits received which do not exceed the lesser of $50,000 or 10% of any officer’s salary and bonus disclosed in this table.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Long Term Compensation Awards/ Securities Underlying Options (#)		All Other Compensation ($)
Antonius Schuh	2000	265,883		110,000	—	186,000		551,926	(1)
President and Chief	2001	310,000		155,000	—	150,000		219,240	(2)
Executive Officer	2002	355,000		346,125	—	536,000	(3)	—

Stephen L. Zaniboni	2000	234,508		35,000	—	86,000		469,964	(1)
Chief Financial Officer	2001	260,000		130,000	—	50,000		190,903	(2)
	2002	270,000		263,250	—	216,000	(4)	—

Charles R. Cantor	2000	246,250		46,000	—	65,000		699,252	(1)
Chief Scientific Officer	2001	281,000		135,000	—	50,000		205,250	(2)
	2002	300,500		293,475	—	215,000	(5)	—

Andreas Braun	2000	197,191		60,000	—	86,000		556,016	(1)
Chief Medical Officer	2001	230,000		55,000	—	50,000		228,783	(2)
	2002	255,000		198,900	—	206,000	(6)	—

Jay Lichter	2000	—		—	—	—		—
Executive Vice President	2001	25,577	(7)	—	—	—		—
of Business Development	2002	210,000		—	—	100,000		—

Delbert F. Foit, Jr.	2000	210,721		10,000	—	47,000		28,500	(8)
Chief Operating Officer	2001	240,300		55,000	—	20,000		—
	2002	233,333	(9)	124,800	—	117,000	(10)	—

(1)	Represents income from the Company’s forgiveness in February 2000 of an aggregate of $3.8 million in loans granted to certain executive officers in 1999 and 2000 related to their exercise of stock options.
(2)	Includes income from the Company’s forgiveness in May 2001 of an aggregate of $828,823 in loans granted to certain executive officers in 2000 and 2001. These loans were used by the executive officers to pay individual tax liability associated with the Company’s forgiveness in February 2000 of an aggregate of $3.8 million in loans granted to such executive officers in 1999 and 2000 related to their exercise of stock options.
(3)	Includes 336,000 replacement options that were issued by the Company in May 2002 in exchange for the same number of shares that were surrendered to the Company in November 2001 pursuant to a voluntary stock option exchange program initiated by the Company.
(4)	Includes 136,000 replacement options that were issued by the Company in May 2002 in exchange for the same number of shares that were surrendered to the Company in November 2001 pursuant to a voluntary stock option exchange program initiated by the Company.

(5)	Includes 115,000 replacement options that were issued by the Company in May 2002 in exchange for the same number of shares that were surrendered to the Company in November 2001 pursuant to a voluntary stock option exchange program initiated by the Company.
(6)	Includes 136,000 replacement options that were issued by the Company in May 2002 in exchange for the same number of shares that were surrendered to the Company in November 2001 pursuant to a voluntary stock option exchange program initiated by the Company.
(7)	Dr. Lichter joined the Company as Executive Vice President of Business Development in November 2001.
(8)	Other compensation for Mr. Foit includes for 2000 $25,000 paid in connection with his relocation to San Diego and $3,500 paid in connection with various housing and living expenses.
(9)	Mr. Foit’s employment with the Company terminated in November 2002.
(10)	Includes 67,000 replacement options that were issued by the Company in May 2002 in exchange for the same number of shares that were surrendered to the Company in November 2001 pursuant to a voluntary stock option exchange program initiated by the Company.

The Company has granted options to its executive officers under its 1994 Stock Plan, 1998 Stock Option/Stock Issuance Plan and the 1999 Plan (collectively, the “Plans”). As of December 31, 2002, options to purchase a total of 3,497,289 shares were outstanding under the Plans and options to purchase 563,010 shares remained available for grant under the 1999 Plan.

The following tables show for 2002, certain information regarding options granted to, exercised by and held at year-end by the Named Executive Officers:

Option Grants In Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%)(5)	Exercise Or Base Price ($/Sh)	Expiration Date
						5% ($)	10% ($)
Antonius Schuh	200,000 150,000 36,000 150,000	(2) (6)(7) (6)(8) (6)(7)	6.7 5.0 1.2 5.0	3.53 4.89 4.89 4.89	6/27/12 6/1/11 2/4/10 7/31/10	444,000 461,294 110,711 461,294	1,125,182 1,169,010 280,562 1,169,010
Stephen L. Zaniboni	80,000 50,000 36,000 50,000	(2) (6)(7) (6)(8) (6)(7)	2.7 1.7 1.2 1.7	3.53 4.89 4.89 4.89	6/27/12 6/1/11 2/4/10 7/31/10	177,600 153,765 110,711 153,765	450,073 389,670 280,562 389,670
Charles R. Cantor	100,000 50,000 45,000 20,000	(2) (6)(7) (6)(8) (6)(7)	3.3 1.7 1.5 .7	3.53 4.89 4.89 4.89	6/27/12 6/1/11 2/4/10 7/31/10	222,000 153,765 138,388 61,506	562,591 389,670 350,703 155,868
Andreas Braun	70,000 50,000 36,000 50,000	(2) (6)(7) (6)(8) (6)(7)	2.3 1.7 1.2 1.7	3.53 4.89 4.89 4.89	6/27/12 6/1/11 2/4/10 7/31/10	155,400 153,765 110,711 153,765	393,814 389,670 280,562 389,670
Jay Lichter	75,000 25,000	(3) (4)	2.5 .8	7.39 3.53	1/17/12 6/27/12	348,989 55,500	884,408 140,648
Delbert F. Foit, Jr.	50,000 20,000 27,000 20,000	(2) (6)(7) (6)(8) (6)(7)	1.7 .7 .9 .7	3.53 4.89 4.89 4.89	6/27/12 6/1/11 2/4/10 7/31/10	111,000 61,506 83,033 61,506	281,296 155,868 210,422 155,868

(1)	The potential realizable value is based on the term of the option at the time of grant (ten years). Assumed stock price appreciation of 5% and 10% is used pursuant to SEC rules. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term.
(2)	The options granted become exercisable on a monthly basis following the date of grant at the rate of 1/48th of the shares subject to the option per month for four years or earlier based upon the Company’s achievement of its Current Primary Goals. See the “Report of the Compensation Committee of the Board of Directors.” The options expire ten years from the date of grant or earlier upon termination of employment. Upon a change of control of the Company in which the Company is not the acquirer and the successor corporation does not assume the option, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

(3)	On November 19, 2002, 25% of the options granted became exercisable. The remaining options become exercisable on a monthly basis at the rate of 1/36th of the shares subject to the option per month, such that the options will be fully vested on November 19, 2005. Upon a change of control of the Company in which the Company is not the acquirer and the successor corporation does not assume the option, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.
(4)	On the one-year anniversary of the date of grant, 25% of the options granted become exercisable. The remaining options become exercisable on a monthly basis at the rate of 1/36th of the shares subject to the option per month, such that the options will be fully vested on June 28, 2006. Upon a change of control of the Company in which the Company is not the acquirer and the successor corporation does not assume the option, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.
(5)	Based on 2,997,843 options granted to employees and directors of and consultants to the Company during 2002.
(6)	Represents replacement options that were issued by the Company in May 2002 in exchange for the same number of shares that were surrendered to the Company in November 2001 pursuant to a voluntary stock option exchange program initiated by the Company.
(7)	The options granted become exercisable on a monthly basis following the date of grant at the rate of 1/48th of the shares subject to the option per month for four years or earlier based upon the completion of certain milestones outlined in the original grant agreement. The options expire ten years from the original date of grant or earlier upon termination of employment. Upon a change of control of the Company in which the Company is not the acquirer and the successor corporation does not assume the option, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.
(8)	The options become exercisable on a monthly basis at the rate of 1/48th of the shares subject to the option per month, such that the options will be fully vested on February 4, 2004. Upon a change of control of the Company in which the Company is not the acquirer and the successor corporation does not assume the option, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

Aggregated Option Exercises In Last Fiscal Year

and Fiscal Year-end Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/2002 (#)		Value of Unexercised in-the-Money Options at FY-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Antonius Schuh	—	—	256,750	279,250	—	—
Stephen L. Zaniboni	—	—	104,250	111,750	—	—
Charles R. Cantor	—	—	81,042	133,958	—	—
Andreas Braun	—	—	91,958	114,042	—	—
Jay Lichter	—	—	20,313	79,687	—	—
Delbert F. Foit, Jr.	—	—	100,855	—	—	—

(1)	Based on the fair market value of the Common Stock at December 31, 2002, $1.80 per share, less the exercise price payable for such options.

Employment and Severance Agreements

In November 2002, the Company and Mr. Foit entered into a Retirement Agreement which resulted in the termination of Mr. Foit’s employment with the Company. The Retirement Agreement provides for a severance payment of $130,000 payable in equal bi-monthly installments over a six-month period. In connection with the Retirement Agreement, the termination date of certain stock options held by Mr. Foit was extended to November 30, 2003.

Dr. Schuh’s employment agreement with the Company provides for an annual salary of $300,000, subject to periodic increases by the Board of Directors or the Compensation Committee at its discretion. Dr. Schuh is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board’s or Committee’s discretion. If Dr. Schuh’s employment is terminated without cause, Dr. Schuh will be entitled to receive all employee benefits and his annual salary in periodic payments until he secures full-time employment with another company or until one year has elapsed after termination, whichever is earlier.

Mr. Zaniboni’s employment agreement with the Company provides for an annual salary of $250,000, subject to periodic increases by the Board of Directors or the Compensation Committee at its discretion. Mr. Zaniboni is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board’s or Committee’s discretion. If Mr. Zaniboni’s employment is terminated without cause, Mr. Zaniboni will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

Dr. Cantor’s employment agreement with the Company provides for an annual salary of $180,000, subject to periodic increases by the Board of Directors or the Compensation Committee at its discretion. The Company has agreed to reimburse Dr. Cantor for the costs associated with up to 12 visits per year to Boston University. Dr. Cantor is required to make such trips in connection with his leave of absence from the university. If Dr. Cantor’s employment is terminated without cause, Dr. Cantor will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

Dr. Braun’s employment agreement with the Company provides for an annual salary of $220,000, subject to periodic increases by the Board of Directors or the Compensation Committee at its discretion. Dr. Braun is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board’s or Committee’s discretion. If Dr. Braun’s employment is terminated without cause, Dr. Braun will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

Dr. Lichter’s employment offer letter agreement with the Company provides for an annual salary of $210,000. Dr. Lichter is also entitled to receive an annual performance-based bonus of up to 50% of his annual salary based on goals to be determined which will be linked to both business development and sales objectives. If Dr. Lichter’s employment is terminated without cause, Dr. Lichter will be entitled to receive continuation of his annual salary for a period of six months from the termination date.

Option Exchange Information

The following table shows certain information concerning the exchange of options received by the Named Executive Officers during the last ten years.

Ten Year Option Exchange

Name	Date	Number of Securities Underlying Options Exchanged (#)	Market Price of Stock at Time of Exchange ($)	Exercise Price at Time of Exchange ($)	Replacement Option Exercise Price ($)	Length of Original Option Term Remaining at Date of Exchange
Antonius Schuh	5/31/02	36,000	4.89	95.38	4.89	8.15 years
President and Chief	5/31/02	150,000	4.89	28.31	4.89	8.65 years
Executive Officer	5/31/02	150,000	4.89	15.60	4.89	9.49 years

Stephen L. Zaniboni	5/31/02	36,000	4.89	95.38	4.89	8.15 years
Chief Financial Officer	5/31/02	50,000	4.89	28.31	4.89	8.65 years
	5/31/02	50,000	4.89	15.60	4.89	9.49 years

Charles R. Cantor	5/31/02	45,000	4.89	95.38	4.89	8.15 years
Chief Scientific Officer	5/31/02	20,000	4.89	28.31	4.89	8.65 years
	5/31/02	50,000	4.89	15.60	4.89	9.49 years

Andreas Braun	5/31/02	36,000	4.89	95.38	4.89	8.15 years
Chief Medical Officer	5/31/02	50,000	4.89	28.31	4.89	8.65 years
	5/31/02	50,000	4.89	15.60	4.89	9.49 years

Jay Lichter	—	—	—	—	—	—
Executive Vice President	—	—	—	—	—	—
of Business Development	—	—	—	—	—	—

Delbert F. Foit, Jr.	5/31/02	27,000	4.89	95.38	4.89	8.15 years
Chief Operating Officer	5/31/02	20,000	4.89	28.31	4.89	8.65 years
	5/31/02	20,000	4.89	15.60	4.89	9.49 years

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph compares the cumulative total stockholder return on the Common Stock between February 1, 2000 (the date the Company’s Common Stock commenced public trading) and December 31, 2002 with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index (“Nasdaq Index”) and (ii) the Nasdaq Biotechnology Index (the “Nasdaq Biotech Index”), over the same period. This graph assumes the investment of $100.00 on February 1, 2000 in Common Stock, the Nasdaq Index and the Nasdaq Biotech Index, and assumes the reinvestment of any dividends. The Nasdaq Biotech Index is calculated using an equal-dollar weighing methodology.

COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN

Among Sequenom, Inc., The Nasdaq Index

and The Nasdaq Biotech Index

(1)	This Section is not “soliciting material” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof without regard to any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

The Company has entered into employment agreements with certain of its officers. See “Employment and Severance Agreements.”

In November 2001, the Company initiated a voluntary stock option exchange program for its employees, officers and board members. Pursuant to the terms of the program, employees, officers and board members of the Company were offered the opportunity to exchange all outstanding options to purchase shares of the Company’s Common Stock with an exercise price equal or greater than $10.00 per share for replacement options to purchase shares of the Company’s Common Stock. The replacement options were granted on May 31, 2002 at an exercise price equal to $4.89, the fair market value of the Company’s Common Stock on that date. Each replacement option was subject to the same vesting schedule and had the same vesting commencement date as the option that it replaced. The Named Executive Officers exchanged an aggregate of 790,000 options pursuant to the program, and the Company’s non-employee directors exchanged an aggregate of 152,400 options pursuant to the program.

The Company holds a non-exclusive, fully paid and royalty-free license to use Dr. Braun’s invention concerning the expansion of peptide nucleic acid specificity to molecules other than DNA and RNA for its research and development activities.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, brokers with account holders who are Sequenom stockholders may be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, please notify your broker, direct your written request to Investor Relations, Sequenom, Inc., 3595 John Hopkins Court, San Diego, California 92121 or contact the Company at (858) 202-9000.

Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

AVAILABLE INFORMATION

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Investor Relations, Sequenom, Inc., 3595 John Hopkins Court, San Diego, California 92121.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen L. Zaniboni

Chief Financial Officer and Secretary

April	23, 2003

SEQUENOM, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2003

The undersigned hereby appoints Antonius Schuh, Ph.D. and Stephen L. Zaniboni, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Sequenom, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 3595 John Hopkins Court, San Diego, California 92121 on Friday, May 30, 2003 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposal 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

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Management recommends a vote for the nominees for director listed below.

Proposal 1:

To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees: Charles R. Cantor, Ph.D., Daniel L. Kisner, M.D. and Ronald M. Lindsay, Ph.D.

To withhold authority to vote for any nominee(s) write such nominee(s)’ name(s) below:

(Continued on other side)

(Continued from other side)

Management recommends a vote for Proposal 2.

Proposal 2:	To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated _________________

Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in the partnership’s name by an authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.